Exhibit 99.1

Contact: Michael Kirshbaum Chief Financial Officer 202.266.5876 jacobsg@advisory.com	The Advisory Board Company 2445 M Street, N.W. Washington, D.C. 20037 www.advisoryboardcompany.com

THE ADVISORY BOARD COMPANY TO ACQUIRE CONCUITY

Company Enhances Existing Strengths in Revenue Cycle Management
With Acquisition of Leading Contract and Payment Management Solution

WASHINGTON, D.C. — (March 2, 2010) — The Advisory Board Company (NASDAQ: ABCO) today announced that it has entered into an agreement to acquire Concuity™, the health care division of Trintech Group PLC and provider of the leading contract and payment management solution for hospitals and physician groups. The cash transaction, expected to close in April, enhances The Advisory Board Company’s existing revenue cycle management capabilities and provides growth opportunities with a scalable, web-based software suite that enables health care providers to meet their managed care and revenue recovery objectives and significantly improve their financial performance.

Robert Musslewhite, Chief Executive Officer of The Advisory Board Company, commented, “We are thrilled to bring Concuity on board to augment our robust revenue cycle portfolio and further take advantage of the tremendous growth opportunities in this space. The health care revenue cycle market is $3B+ and growing, with hospitals tapping revenue cycle solutions both to improve current financial performance as well as to drive strategic advantage in addressing payment reforms and mounting contracting complexity. This terrain is an incredibly important part of our business today, comprising relationships with more than 1,400 health care CFOs across the country and spanning ten of our programs, including seven of our software-based programs. In the context of our research and daily service interactions with our large membership base—and the insight those interactions provide into best practice processes and technologies—it is clear that Concuity offers the right solution to better manage profitability and margins in a still difficult environment.”

Mr. Musslewhite continued, “Further, as health care continues to evolve and new delivery models develop to meet the imperative for value-based care, the revenue cycle terrain will only become more complex and important to our members, who will increasingly seek to coordinate care, manage risk, and administer contracts across a broader spectrum of both hospital and physician services. While this evolution is challenging for our members, it also presents an extraordinary occasion for us to serve them in broader, deeper, and increasingly beneficial ways, expanding the scope and value of each of our member relationships.

“The Concuity platform provides an immediate strong growth opportunity in this exciting market space and presents new program options through its unique, distinctive, and market-leading core solution, which is both complementary and incremental to our existing business. The tangible returns we have seen achieved by Concuity customers—a group that includes the University of Utah Hospitals and Clinics, Providence Health System, Memorial Hermann Healthcare System, and Swedish Medical Center—are remarkable, a testament to the company’s innovative approach, flexible delivery, talented staff, and product functionality and sophistication.”

“We are excited to be joining forces with The Advisory Board Company,” said Suzi Meschbach, Concuity’s Vice President of Operations & Product Development. “With the successful launch of our latest software release, ClearContracts 9.0, the Advisory Board’s members will now have access to a daily workflow tool that goes beyond calculation engines to address the entire contract lifecycle, providing the visibility and control necessary to create and negotiate the best contracts, evaluate and take corrective action on under/overpayments and denials, and collect the payments owed. Through exposure to and input from the Advisory Board’s 2,700 health care members—as well as the Advisory Board’s team of revenue cycle experts—we expect to be able to accelerate Concuity’s sales penetration while also developing additional capabilities and enhancements to address the most pressing needs of our members.”

Mr. Musslewhite concluded, “Consistent with our successful acquisition of Crimson in 2008, which has served as a strong growth and earnings platform in the physician space, the Concuity acquisition—when combined with our existing revenue cycle portfolio—will provide a best-in-class growth platform in the revenue cycle terrain. We are excited about the opportunities ahead of us and look forward to a successful run.”

Financial Details and Outlook for the Remainder of Calendar Year 2010

Under the terms of the agreement, The Advisory Board Company will pay $34.5 million in cash, consisting of an initial payment of $28.5 million and an additional $6 million placed into escrow, which will be released across the next 21 months as certain business performance conditions are satisfied. The purchase price will be funded from cash on hand.

To account for the impact of the acquisition, the Company is updating its full calendar year 2010 guidance, excluding one-time transaction expenses, to EBITDA of approximately $34 million to $40 million and earnings per diluted share of $1.05 to $1.25. The Company also expects to incur one-time fees associated with the transaction of an additional five cents per diluted share. This guidance assumes an April 1, 2010 closing of the transaction and is based on preliminary estimates. The Company expects to provide updated guidance after the closing when it reports its financial results for the fiscal year ending March 31, 2010.

For calendar year 2011, the Company expects the acquisition to be approximately breakeven to EBITDA and expects to incur approximately $2.5 to $3.5 million of expense from the amortization of intangible assets and lost interest income. The Company anticipates that the acquisition will be accretive to EBITDA and earnings per diluted share in calendar year 2012.

Robert W. Baird & Co. is acting as the Company’s lead financial advisor in this transaction. Hogan & Hartson LLP is acting as the Company’s legal counsel. Duff & Phelps, LLC also assisted the Company with the transaction.

Web and Conference Call Information

The Company will hold an investor conference call to discuss its acquisition of Concuity this evening, March 2, 2010, at 6:00 PM EST. The conference call will be available via live web cast on the company’s web site at http://www.advisoryboardcompany.com/IR. To participate by telephone, the dial-in number is 800.659.2032 and the access code is 98097023. Investors are advised to dial-in at least five minutes prior to the call to register. The web cast will be archived for seven days from 9:00 PM Tuesday, March 2, until 9:00 PM Tuesday, March 9, 2010.

About The Advisory Board Company

The Advisory Board Company provides best practices research, analysis, executive education and leadership development, software tools, and installation support services primarily to the health care industry, focusing on business strategy, operations, and general management issues. The Company provides best practices and research through discrete programs to a membership of approximately 2,800 organizations, including leading hospitals, health systems, pharmaceutical and biotech companies, health care insurers, medical device companies, colleges, universities, and other education institutions. Members of each program are typically charged a fixed annual fee and have access to an integrated set of services that may include best practice research studies, executive education seminars, customized research briefs, web-based access to the program’s content database, and software tools.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on information available to the Company as of March 2, 2010, the date of this news release, as well as the Company’s current projections, forecasts, and assumptions, and involve risks and uncertainties. You are hereby cautioned that these statements may be affected by certain factors, including those set forth below. Consequently, actual operations and results may differ materially from the results discussed in the forward-looking statements, and reported results should not be considered as an indication of future performance. Factors that could cause actual results to differ materially from those indicated by forward-looking statements include, among others, changes in the financial condition of the health care industry, our dependence on renewal of membership-based services, the need to attract new business and retain current members and qualified personnel, new product development, competition, risks associated with our business intelligence tools and installation support tools, our ability to license technology from third parties, risks associated with anticipating market trends, industry consolidation, variability of quarterly operating results, possible volatility in the Company’s stock price, and various factors related to income and other taxes, including whether the District of Columbia withdraws the Company’s status as a Qualified High-Tech Company, as well as those risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2009 and also disclosed from time to time in its subsequent reports on Form 10-Q and Form 8-K, which are available on the Company’s website at www.advisoryboardcompany.com/IR and at the SEC’s website at www.sec.gov.

Accordingly, readers are cautioned not to place undue reliance on forward-looking statements made in this news release, which speak only as of the date of this news release, and the Company does not undertake to update these statements, whether as a result of circumstances or events that arise after the date they are made, new information, or otherwise.

# # #